Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 of the Registration Statement (File No. 333-283977) on Form S-3 of Genasys, Inc. of our report dated December 13, 2024, relating to the consolidated financial statements of Genasys, Inc., as of and for the year ended September 30, 2024 appearing in the Annual Report on Form 10-K of Genasys, Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Chicago, Illinois

January 31, 2025